UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

Wyeth

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York	10017-5755
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-733-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 15, 2009, Wyeth (the “Company”) completed its merger (the “Merger”) with Wagner Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Pfizer Inc. (“Pfizer”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the Merger, and, as a result of which the Company has been acquired by, and has become a wholly-owned subsidiary of, Pfizer. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of January 25, 2009, as amended (the “Merger Agreement”), by and among the Company, Pfizer and Merger Sub. The following events took place in connection with the consummation of the Merger:

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 15, 2009, the Company terminated the Credit Agreement dated as of August 2, 2007, as amended June 3, 2008 (the “Credit Facility”), among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the banks and other financial institutions parties thereto. No amounts were outstanding under the Credit Facility at the time of the Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 15, 2009 that each outstanding share of common stock, $0.33 1/3 par value per share, of the Company (“Common Stock”) (other than shares of restricted stock (which are entitled to receive cash consideration pursuant to separate terms of the Merger Agreement), shares of Common Stock held directly or indirectly by the Company or Pfizer (which were cancelled as a result of the Merger) and shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted in the Merger into the right to receive 0.985 of a share of Pfizer common stock and $33.00 in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the shares of Common Stock are no longer listed on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders.

On October 15, 2009, the Merger was consummated in accordance with the Merger Agreement. The Merger Agreement was adopted by the Company’s stockholders at the annual meeting of the Company’s stockholders held on July 20, 2009.

Under the terms of the Merger Agreement, each outstanding share of Common Stock (other than shares of restricted stock (which are entitled to receive cash consideration pursuant to separate terms of the Agreement), shares of Common Stock held directly or indirectly by the Company or Pfizer (which were cancelled as a result of the Merger) and shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted in the Merger into the right to receive 0.985 of a share of Pfizer common stock and $33.00 in cash, without interest.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2009, and is incorporated herein by reference.

Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration, or, in the case of shares of Common Stock as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the Delaware General Corporation Law).

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Pfizer. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, all of the current directors of the Company resigned from their directorships of the Company and any committees of which they were a member, as of the effective time of the Merger. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of Merger Sub became the directors of the Company.

Also upon consummation of the Merger, each of the principal executive officer, president, principal financial officer, principal accounting officer and named executive officers, of the Company has ceased to hold his or her respective position with the Company.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. The Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub as in effect at the effective time of the Merger became the bylaws of the Company. The Amended and Restated By-laws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

(2.1)	Agreement and Plan of Merger, dated as of January 25, 2009, by and among Pfizer Inc., Wagner Acquisition Corp. and Wyeth (incorporated by reference to Exhibit 2.1 of Wyeth’s Current Report on Form 8-K, filed on January 29, 2009).

(3.1)	Restated Certificate of Incorporation of Wyeth.

(3.2)	Amended and Restated By-laws of Wyeth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2009	WYETH

	By:	/s/ Claire G. Keyles
	Name:	Claire G. Keyles
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2009, by and among Pfizer Inc., Wagner Acquisition Corp. and Wyeth (incorporated by reference to Exhibit 2.1 of Wyeth’s Current Report on Form 8-K, filed on January 29, 2009).

3.1	Restated Certificate of Incorporation of Wyeth.

3.2	Amended and Restated By-laws of Wyeth.